EXHIBIT 99.1

TiVo Corporation 2160 Gold Street San Jose, CA 95002

TIVO CORPORATION REPORTS SECOND QUARTER FINANCIAL RESULTS
Provides Update on Progress of Strategic Alternatives
Raghu Rau To Remain CEO Until Conclusion of Strategic Process
Three Service Providers Deploying Next-Gen TiVo Experience 4
Expecting Annualized Cost Efficiencies of $25 Million by the End of 2018

SAN JOSE, Calif. - (BUSINESS WIRE) - August 8, 2018 - TiVo Corporation (NASDAQ: TIVO) today reported financial results for the second quarter ended June 30, 2018.

“We delivered a solid second quarter and we continue to stay ahead of our internal plan, including optimizing our costs. Additionally, the CEO transition has gone smoothly and we continue to make progress in our strategic review and have narrowed our focus in terms of the strategic alternatives we are evaluating,” said Raghu Rau, Interim President and Chief Executive Officer. “The company has a strong foundation to deliver profitable growth and stockholder value and we remain focused on execution and meeting our customers' needs.”

Mr. Rau added, “I am committed to remain as CEO as long as it takes to drive the strategic process to a logical, successful conclusion that maximizes stockholder value.”

UPDATE ON STRATEGIC ALTERNATIVES TO MAXIMIZE VALUE FOR SHAREHOLDERS

As announced in our Q4 2017 earnings release and its related earnings call, TiVo is exploring a range of strategic alternatives to maximize the value of the Company and best deliver value to shareholders. While this review remains in process, progress has been made and the Company’s focus has begun to narrow. An update on the process is as follows:

First, while always open to strategic acquisitions that can deliver stockholder value, TiVo does not believe, at this time, that utilizing capital for a significant acquisition would be the best way to deliver value for shareholders.

Second, the strategic review process has reaffirmed that TiVo has valuable assets and strong market positions in both the product and IP licensing businesses. TiVo remains committed to developing compelling and relevant solutions that can deliver customer value. The Company will continue to invest in offerings aligned with current and emerging market needs.

Third, the Company has learned that potential parties also recognize the strategic value of the product and IP businesses individually. It appears clear that there is a real opportunity in the marketplace for a well scaled, next generation video products business, with good growth potential that revolutionizes how we watch TV and effectively enables monetization of the experience. TiVo’s installed base of 22 million subscribers serves as a strategic asset as we bring a great brand and platform to power the next generation of entertainment experiences and advanced, targeted advertising solutions. Further, with one of the leading portfolios of intellectual property in the linear TV and OTT markets, TiVo also believes there are strategic opportunities for the IP business that will enable the business to continue growing profitably in both existing and adjacent markets.

In the meantime, TiVo continues to develop compelling and relevant solutions aligned with our current customer needs and emerging market opportunities. Additionally, in connection with TiVo’s continued focus on optimizing the business, the Company's previously identified $10 million in additional current year cost improvements are almost all implemented. The Company now expects to produce annualized savings of $25 million by the end of 2018 from these actions.

BUSINESS OUTLOOK

TiVo’s management and board are still conducting an in-depth review of its businesses, cost structure and strategic options to maximize shareholder value. Due to the broad range of potential outcomes, the Company is not currently providing financial estimates for fiscal 2018.

CURRENT PERIOD FINANCIAL RESULTS

Informed by the strategic alternatives review process, TiVo is providing detail on the results of operations for its two business segments - Products and Intellectual Property Licensing (“IP Licensing”) - in the body of this earnings release and in its prepared remarks on today’s earnings call.

Additionally, as discussed in detail last quarter, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which superseded the previous revenue recognition requirements on January 1, 2018 using the modified retrospective transition approach. The Company’s results for 2017 are reported under the prior standard and results for 2018 are reported under the new standard. While there is no change in either the nature of our business operations or our cash flows, revenue recognition in 2018 is considerably different than in 2017. For instance, in the second quarter of 2018, TiVo recognized approximately $14.0 million less in revenue than it would have under the previous requirements.

SECOND QUARTER 2018 FINANCIAL HIGHLIGHTS

Quarterly Financial Information	(In thousands)
	Three Months Ended June 30,
	2018	2017	% Change
GAAP Consolidated Results
Total Revenues, net	$172,860	$208,558	(17)%
Total costs and expenses	181,623	199,815	(9)%
Operating (loss) income	(8,763)	8,743	(200)%
Loss from continuing operations before income taxes	(18,549)	(863)	2,049%
Loss from continuing operations, net of tax	(22,868)	(4,771)	379%

GAAP Diluted weighted average shares outstanding	122,713	120,209

Total Revenues, net	$172,860	$208,558	(17)%
Legacy TiVo Solutions IP Licenses	(8,384)	(23,661)	(65)%
Hardware	(3,306)	(9,594)	(66)%
Other Products	(960)	(1,640)	(41)%
Core Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses, Hardware and Other Products)	$160,210	$173,663	(8)%
Total Revenues, net and Core Revenue include $10.1 million and $16.3 million of revenue from out-of-license settlements in Q2 2018 and Q2 2017, respectively. Core Revenue decreased $4.2 million as a result of adopting the amended revenue recognition guidance on January 1, 2018. The reduction in Total costs and expenses is the result of the Company’s continuing cost reduction efforts.

	(In thousands)
	Three Months Ended June 30,
	2018	2017	% Change
Non-GAAP Consolidated Results
Adjusted EBITDA	$51,909	$80,854	(36)%
Non-GAAP Pre-tax Income	37,547	66,410	(43)%
Cash Taxes	5,694	5,113	11%

Non-GAAP Diluted Weighted Average Shares Outstanding	123,295	121,008

Adjusted EBITDA, Non-GAAP Pre-tax Income, Non-GAAP Diluted Weighted Average Shares Outstanding and Cash Taxes are defined below in the section entitled “Non-GAAP Financial Information.” Reconciliations between GAAP and Non-GAAP amounts are provided in the tables below. In accordance with the SEC’s interpretations on the use of non-GAAP financial measures, TiVo does not report net income or EPS on a non-GAAP basis. However, TiVo does provide the financial metrics, including Non-GAAP Pre-tax Income, Non-GAAP Diluted Weighted Average Shares Outstanding and Cash Taxes, that TiVo had used to calculate these financial measures on a Non-GAAP basis.

SEGMENT RESULTS AND OPERATING HIGHLIGHTS - PRODUCT

	(In thousands)
	Three Months Ended June 30,
	2018	2017	% Change
Platform Solutions	$72,208	$82,971	(13)%
Software and Services	19,619	19,752	(1)%
Other	960	1,640	(41)%
Total Product Revenue, net	92,787	104,363	(11)%
Adjusted Operating Expenses	81,467	92,011	(11)%
Adjusted EBITDA	$11,320	$12,352	(8)%
Adjusted EBITDA Margin	12.2%	11.8%

Total Product Revenue, net	$92,787	$104,363	(11)%
Hardware	(3,306)	(9,594)	(66)%
Other Products	(960)	(1,640)	(41)%
Core Product Revenue (excludes revenue from Hardware and Other Products)	$88,521	$93,129	(5)%

The $10.8 million decrease in Platform Solutions revenue was largely attributable to a $6.3 million decrease Hardware revenue due to a planned transition away from the hardware business and a $3.8 million decrease in revenue, primarily from two international MSO software customers, as a result of adopting the amended revenue recognition guidance on January 1, 2018. Hardware revenue is expected to continue to decline due to the planned transition away from the business and as MSO partners continue to shift to deploying the TiVo service on third-party hardware resulting in a decrease in the number of TiVo set-top boxes sold to MSO partners. The reduction in revenue from these two international MSO customers is expected to continue for the remainder of 2018.

The decrease in Adjusted Operating Expenses primarily relates to a $6.8 million decrease in the Cost of hardware revenues and benefits from cost savings initiatives.

The increase in Adjusted EBITDA Margin primarily relates to a shift in the Product business mix toward higher margin products as hardware becomes a smaller portion of the Product business as a result of the planned transition away from the hardware business and benefits from cost savings initiatives, partially offset by the effects of adopting the amended revenue recognition standard.

Product Segment Operating Highlights:

▪	Approximately 22 million subscriber households around the world use TiVo's advanced television experiences.

•	TDS Telecommunications, the seventh largest local exchange telephone company in the U.S., chose TiVo’s Next-Gen Platform, to bring innovative entertainment solutions to its customers.

•	RCN Telecom Services, Atlantic Broadband and Service Electric have begun deploying TiVo’s Next-Gen TiVo Experience 4.

•	TiVo Experience 4 won the award for “Most Innovative Design or User Interface” at Interactive TV Today’s 15th Annual Awards for Leadership in Interactive and Multiplatform Television.

•
K-Opticom will be the first Fiber-To-The-Home (FTTH) service provider to utilize TiVo’s G-Guide xD mobile application, available on iOS and Android, for the delivery of advanced search functions and enhanced user experiences in Japan.

•	Launched voice integration with Amazon’s virtual assistant, Alexa, to TiVo’s retail products.

•	Astro, the leading content and consumer company in Malaysia, selected TiVo for its video metadata enrichment services.

•	A pan European Service Provider selected TiVo Metadata to power their new OTT video service launching in multiple European countries.

•	CBS renewed its TiVo’s Video and Music Metadata agreement and expanded it to include Showtime properties.

▪	Sirius XM Radio deployed TiVo’s Music Metadata across its entire installed base.

▪	A well-known automotive manufacturer selected TiVo Music metadata to power the new media experience in its connected car lineup.

▪	TiVo Personalized Content Discovery Conversation solution is now available in German, Italian and Portuguese.

▪	A leading pharmaceutical company selected TiVo’s Audience Discovery ("TAD") analytics to improve the audience reach and targeting of its advertising campaigns.

▪	Deep Root, a media analytics company, chose viewership data from TAD, to improve targeting of advertising campaigns.

▪	Influential, a social data technology company, selected TAD segments and analytics to target and measure the impact of social media advertising campaigns.

SEGMENT RESULTS AND OPERATING HIGHLIGHTS - IP LICENSING

	(In thousands)
	Three Months Ended June 30,
	2018	2017	% Change
US Pay TV Providers	$49,217	$68,733	(28)%
CE Manufacturers	8,927	11,974	(25)%
New Media, International Pay TV Providers and Other	21,929	23,488	(7)%
Total IP Licensing Revenue, net	80,073	104,195	(23)%
Adjusted Operating Expenses	24,972	20,817	20%
Adjusted EBITDA	$55,101	$83,378	(34)%
Adjusted EBITDA Margin	68.8%	80.0%

Total IP Licensing Revenue, net	$80,073	$104,195	(23)%
Legacy TiVo Solutions IP Licenses	(8,384)	(23,661)	(65)%
Core Intellectual Property Licensing Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses)	$71,689	$80,534	(11)%

Intellectual Property Licensing revenue decreased 23% in the second quarter. The $19.5 million decline in revenue from US Pay TV Providers is primarily due to a $15.2 million decrease in revenue from TiVo Solutions agreements entered into prior to the TiVo Acquisition Date as a result of adopting the amended revenue recognition guidance on January 1, 2018 and contract expirations, and a $4.3 million decrease in revenue from catch-up payments intended to make us whole for the pre-license period of use. The decrease in revenue from CE Manufacturers was primarily attributable to a customer being out-of-license. We anticipate this customer will eventually execute a new license.

The increase in Adjusted Operating Expenses relates to a $5.6 million increase in patent litigation costs, which primarily relates to the ongoing Comcast litigation, partially offset by benefits from cost savings initiatives.

The decrease in Adjusted EBITDA Margin for the second quarter is primarily the result of a decrease in Intellectual Property Licensing revenue and a $5.6 million increase in patent litigation costs, partially offset by benefits from cost savings initiatives.

Intellectual Property Licensing Segment Operating Highlights:

▪	Altice Portugal renewed its IP license with TiVo to deliver advanced entertainment products across its brands in Portugal.

▪
Fnac Darty Group, a European retailer of entertainment and leisure products, consumer electronics and household appliances, signed a multi-year patent license agreement covering its consumer electronics brands.

▪	CBS renewed its patent license agreement.

▪	Strong International, a set-top box manufacturer in Europe, renewed its patent license agreement.

CAPITAL ALLOCATION

On August 7, 2018, TiVo’s Board of Directors declared a cash dividend of $0.18 per common share, to be paid on September 20, 2018 to stockholders of record as of the close of business on September 6, 2018.

CONFERENCE CALL INFORMATION

TiVo management will host a conference call today, August 8, 2018, at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial and operational results.  Investors and analysts interested in participating in the conference are welcome to call (866) 621-1214 (or international +1-706-643-4013) and reference conference ID 7187675. The conference call may also be accessed via live webcast in the Investor Relations section of TiVo’s website at http://www.tivo.com.

A replay of the audio webcast will be available on TiVo’s website shortly after the live call ends, and we currently plan for it to remain on TiVo’s website until the next quarterly earnings call. Additionally, a telephonic replay of the call may be accessible shortly after the live call ends through August 15, 2018 by dialing (855) 859-2056 (or international +1-404-537-3406) and entering conference ID 7187675.

NON-GAAP FINANCIAL INFORMATION

TiVo Corporation provides Non-GAAP information to assist investors in assessing its operations in the way that its management evaluates those operations. Non-GAAP Pre-Tax Income, Non-GAAP Cost of Licensing, Services and Software Revenues, Non-GAAP Cost of Hardware Revenues, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Depreciation, Non-GAAP Total OpEx, Non-GAAP Total COGS and OpEx, Adjusted EBITDA and Non-GAAP Interest Expense are supplemental measures of the Company's performance that are not required by, and are not determined in accordance with, GAAP. Non-GAAP financial information is not a substitute for any financial measure determined in accordance with GAAP.

Non-GAAP Pre-tax Income is defined as GAAP income (loss) from continuing operations before income taxes, as adjusted for the effects of items such as amortization of intangible assets, equity-based compensation, accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as restructuring and asset impairment charges, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, TiVo acquisition litigation, expenses in connection with the extinguishment or modification of debt, gain on settlement of acquired receivable, additional depreciation resulting from facility rationalization actions, other-than temporary impairment losses on strategic investments, gains on the sale of strategic investments and changes in franchise tax reserves.

Non-GAAP Cost of Licensing, Services and Software Revenues is defined as GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets, excluding equity-based compensation and transaction, transition and integration expenses.

Non-GAAP Cost of Hardware Revenues is defined as GAAP Cost of hardware revenues, excluding depreciation and amortization of intangible assets, excluding transition and integration expenses.

Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation, transition and integration expenses and retention earn-outs payable to former shareholders of acquired businesses.

Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable and changes in franchise tax reserves. Included in transition costs in the second quarter of 2018 was a $4.5 million loss associated with a legacy TiVo Solutions legal matter for which a settlement was agreed to in the third quarter of 2018.

Non-GAAP Depreciation is defined as GAAP depreciation expenses excluding the impact of additional depreciation resulting from changes in the estimated useful lives of assets involved in facility rationalization actions.

Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable, additional depreciation resulting from facility rationalization actions and changes in franchise tax reserves.

Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding amortization of intangible assets, restructuring and asset impairment charges, equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable, depreciation and changes in franchise tax reserves.

Adjusted EBITDA is defined as GAAP operating income (loss) excluding depreciation, amortization of intangible assets, restructuring and asset impairment charges, equity-based compensation, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable and changes in franchise tax reserves.

Non-GAAP Interest Expense is defined as GAAP interest expense, excluding accretion of contingent consideration, amortization or write-off of issuance costs, discounts on convertible debt and interest on franchise tax reserves, plus the reclassification of the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps.

Cash Taxes are defined as GAAP current income tax expense excluding changes in reserves for unrecognized tax benefits.

Non-GAAP Diluted Weighted Average Shares Outstanding is defined as GAAP diluted weighted average shares outstanding except for periods of a GAAP loss. In periods of a GAAP loss, GAAP diluted weighted average shares outstanding are adjusted to include dilutive common share equivalents outstanding that were excluded from GAAP diluted weighted average shares outstanding because the Company had a loss and therefore these shares would have been anti-dilutive.

The Company's management evaluates and makes decisions about its business operations primarily based on Non-GAAP financial information. Management uses Non-GAAP financial measures as the basis for decision-making as they exclude items management does not consider to be “core costs” or “core proceeds”. For each Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison to its historical and projected financial performance in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes the amortization of intangible assets, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, TiVo Acquisition litigation, and gain on settlement of acquired receivables from its Non-GAAP financial measures in order to make more consistent and meaningful evaluations of the Company's operating expenses as these items may be significantly impacted by the timing and magnitude of acquisitions. Management also excludes the effect of restructuring and asset impairment charges, expenses in connection with the extinguishment or modification of debt, gain on the settlement of acquired receivable, additional depreciation resulting from facility rationalization actions, other-than-temporary impairment losses on strategic investments, gains on the sale of strategic investments and changes in franchise tax reserves. Management excludes the impact of equity-based compensation to provide meaningful supplemental information that allows investors greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may facilitate comparison with the results of other companies in our industry, as well as to provide the Company’s management with an important tool for financial and operational decision-making and for evaluating the Company’s performance over different periods of time. Due to varying valuation techniques, reliance on subjective assumptions and the variety of award types and features that may be in use, we believe that providing Non-GAAP financial measures excluding equity-based compensation allows investors to make more meaningful comparisons between our operating results and those of other companies. Management excludes the accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps when management evaluates the Company's expenses. Management reclassifies the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps to interest expense in order for Non-GAAP Interest Expense to reflect the effects of the interest rate swaps as these interest rate swaps were entered into to control the effective interest rate the Company pays on its debt.

Management uses these Non-GAAP financial measures to help it make decisions, including decisions that affect operating expenses and operating margin. Management believes that making Non-GAAP financial information available to investors, in addition to GAAP financial information, may facilitate more consistent comparisons between the Company's performance over time with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. In addition, as other companies, including companies similar to TiVo Corporation, may calculate their Non-GAAP financial measures differently than the Company calculates its Non-GAAP financial measures, these Non-GAAP financial measures may have limited usefulness to investors when comparing financial performance among companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations for each Non-GAAP financial measure to its most directly comparable GAAP financial measure are provided in the tables below.

About TiVo Corporation

TiVo (NASDAQ: TIVO) is a global leader in entertainment technology and audience insights. From the interactive program guide to the DVR, TiVo delivers innovative products and licensable technologies that revolutionize how people find content across a changing media landscape. TiVo enables the world’s leading media and entertainment providers to deliver the ultimate entertainment experience. Explore the next generation of entertainment at tivo.com, forward.tivo.com or follow us on Twitter @tivo or @tivoforbusiness.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the Company's annual run rate savings, future growth and success of the Company’s Product and IP Licensing businesses, future revenues to be recognized following adoption of the amended revenue recognition guidance, the timing of results and the Company’s exploration of strategic alternatives, as well as future business strategies, future product offerings and deployments, and technology and intellectual property licenses with various customers. These forward-looking statements are based on TiVo’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays, whether inside or outside the Company’s control, in the Company’s exploration of its strategic alternatives, delays in development, the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered, as well as the other potential factors described under "Risk Factors" included in TiVo’s Quarterly Report on Form 10-Q for the three months ended June 30, 2018 and Annual Report on Form 10-K for the year ended December 31, 2017 and other documents of TiVo Corporation on file with the Securities and Exchange Commission (available at www.sec.gov). TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Investor Relations                    Press Relations
Debi Palmer                        Lerin O'Neill
TiVo Corporation                     TiVo Corporation
+1 818-295-6651                        +1 408-562-8455
debi.palmer@tivo.com                     lerin.oneill@tivo.com

TIVO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues, net:
Licensing, services and software	$169,554	$198,964	$355,712	$389,514
Hardware	3,306	9,594	6,985	24,808
Total Revenues, net	172,860	208,558	362,697	414,322
Costs and expenses:
Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	42,583	39,281	85,798	81,587
Cost of hardware revenues, excluding depreciation and amortization of intangible assets	4,989	11,767	10,040	25,988
Research and development	43,411	46,592	91,841	95,514
Selling, general and administrative	42,957	45,741	94,039	99,690
Depreciation	5,773	5,382	10,914	10,854
Amortization of intangible assets	40,809	41,678	82,221	83,378
Restructuring and asset impairment charges	1,101	9,374	5,647	13,913
Total costs and expenses	181,623	199,815	380,500	410,924
Operating (loss) income	(8,763)	8,743	(17,803)	3,398
Interest expense	(12,171)	(10,573)	(23,805)	(20,837)
Interest income and other, net	544	2,823	2,110	2,760
Gain (loss) on interest rate swaps	1,841	(1,856)	6,152	(1,335)
TiVo Acquisition litigation	—	—	—	(12,906)
Loss on debt extinguishment	—	—	—	(108)
Loss on debt modification	—	—	—	(929)
Loss from continuing operations before income taxes	(18,549)	(863)	(33,346)	(29,957)
Income tax expense	4,319	3,908	8,536	9,475
Loss from continuing operations, net of tax	(22,868)	(4,771)	(41,882)	(39,432)
Income from discontinued operations, net of tax	2,298	—	3,595	—
Net loss	$(20,570)	$(4,771)	$(38,287)	$(39,432)

Basic loss per share:
Continuing operations	$(0.19)	$(0.04)	$(0.34)	$(0.33)
Discontinued operations	0.02	—	0.03	—
Basic loss per share	$(0.17)	$(0.04)	$(0.31)	$(0.33)
Weighted average shares used in computing basic per share amounts	122,713	120,209	122,399	119,515

Diluted loss per share:
Continuing operations	$(0.19)	$(0.04)	$(0.34)	$(0.33)
Discontinued operations	0.02	—	0.03	—
Diluted loss per share	$(0.17)	$(0.04)	$(0.31)	$(0.33)
Weighted average shares used in computing diluted per share amounts	122,713	120,209	122,399	119,515

Dividends declared per share	$0.18	$0.18	$0.36	$0.36

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

TIVO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2018	December 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$132,190	$128,965
Short-term marketable securities	165,118	140,866
Accounts receivable, net	190,167	180,768
Inventory	10,234	11,581
Prepaid expenses and other current assets	39,251	40,719
Total current assets	536,960	502,899
Long-term marketable securities	57,981	82,711
Property and equipment, net	53,672	55,244
Intangible assets, net	561,092	643,924
Goodwill	1,813,314	1,813,227
Other long-term assets	57,646	65,673
Total assets	$3,080,665	$3,163,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$99,780	$135,852
Unearned revenue	45,050	55,393
Current portion of long-term debt	7,000	7,000
Total current liabilities	151,830	198,245
Taxes payable, less current portion	3,936	3,947
Unearned revenue, less current portion	53,966	58,283
Long-term debt, less current portion	980,516	976,095
Deferred tax liabilities, net	51,328	50,356
Other long-term liabilities	14,555	23,736
Total liabilities	1,256,131	1,310,662
Stockholders' equity:
Preferred stock	—	—
Common stock	125	123
Treasury stock	(28,925)	(24,740)
Additional paid-in capital	3,257,093	3,273,022
Accumulated other comprehensive loss	(4,233)	(2,738)
Accumulated deficit	(1,399,526)	(1,392,651)
Total stockholders’ equity	1,824,534	1,853,016
Total liabilities and stockholders’ equity	$3,080,665	$3,163,678

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

TIVO CORPORATION AND SUBSIDIARIES
REVENUE DETAILS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total Revenues, net	$172,860	$208,558	$362,697	$414,322
Legacy TiVo Solutions IP Licenses	(8,384)	(23,661)	(17,268)	(47,545)
Hardware	(3,306)	(9,594)	(6,985)	(24,808)
Other Products	(960)	(1,640)	(3,393)	(3,231)
Core Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses, Hardware and Other Products)	$160,210	$173,663	$335,051	$338,738

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Product Revenue
Platform Solutions	$72,208	$82,971	$168,148	$171,154
Software and Services	19,619	19,752	38,098	45,021
Other	960	1,640	3,393	3,231
Total Product Revenue, net	92,787	104,363	209,639	219,406

IP Licensing Revenue
US Pay TV Providers	49,217	68,733	99,132	132,077
CE Manufacturers	8,927	11,974	17,895	22,817
New Media, International Pay TV Providers and Other	21,929	23,488	36,031	40,022
Total IP Licensing Revenue, net	80,073	104,195	153,058	194,916

Total Revenues, net	$172,860	$208,558	$362,697	$414,322

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total Product Revenue, net	$92,787	$104,363	$209,639	$219,406
Hardware	(3,306)	(9,594)	(6,985)	(24,808)
Other Products	(960)	(1,640)	(3,393)	(3,231)
Core Product Revenue (excludes revenue from Hardware and Other Products)	$88,521	$93,129	$199,261	$191,367

Total IP Licensing Revenue, net	$80,073	$104,195	$153,058	$194,916
Legacy TiVo Solutions IP Licenses	(8,384)	(23,661)	(17,268)	(47,545)
Core Intellectual Property Licensing Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses)	$71,689	$80,534	$135,790	$147,371

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP loss before income taxes from continuing operations	$(18,549)	$(863)	$(33,346)	$(29,957)
Amortization of intangible assets	40,809	41,678	82,221	83,378
Restructuring and asset impairment charges	1,101	9,374	5,647	13,913
Equity-based compensation	6,731	11,749	18,755	25,774
Transition and integration costs	7,041	5,108	9,451	12,307
Earnout amortization	536	959	1,494	1,917
CEO transition cash costs	(1,600)	—	(975)	—
Remeasurement of contingent consideration	281	398	1,171	74
TiVo Acquisition litigation	—	—	—	12,906
Loss on debt extinguishment	—	—	—	108
Loss on debt modification	—	—	—	929
Gain on settlement of acquired receivable	—	(2,537)	—	(2,537)
Accelerated depreciation	—	213	—	213
Gain on sale of strategic investments	—	(3,143)	—	(3,143)
Accretion of contingent consideration	114	213	192	368
Amortization of note issuance costs	570	528	1,129	1,050
Amortization of convertible note discount	3,292	3,143	6,546	6,249
Mark-to-market loss (income) related to interest rate swaps	(2,779)	(410)	(8,473)	(3,172)
Non-GAAP Pre-tax Income	$37,547	$66,410	$83,812	$120,377

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Diluted weighted average shares outstanding	122,713	120,209	122,399	119,515
Dilutive effect of equity-based compensation awards	582	799	547	1,151
Non-GAAP Diluted Weighted Average Shares Outstanding	123,295	121,008	122,946	120,666

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	$42,583	$39,281	$85,798	$81,587
Equity-based compensation	(1,001)	(991)	(2,110)	(2,035)
Transition and integration costs	(27)	(174)	(55)	(273)
Non-GAAP Cost of Licensing, Services and Software Revenues	$41,555	$38,116	$83,633	$79,279

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Cost of hardware revenues, excluding depreciation and amortization of intangible assets	$4,989	$11,767	$10,040	$25,988
Transition and integration costs	—	338	—	(1,021)
Non-GAAP Cost of Hardware Revenues	$4,989	$12,105	$10,040	$24,967

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Research and development expenses	$43,411	$46,592	$91,841	$95,514
Equity-based compensation	(3,364)	(4,059)	(6,946)	(8,056)
Transition and integration costs	(704)	(1,535)	(1,420)	(2,775)
Earnout amortization	(103)	(184)	(287)	(368)
Non-GAAP Research and Development Expenses	$39,240	$40,814	$83,188	$84,315

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Selling, general and administrative expenses	$42,957	$45,741	$94,039	$99,690
Equity-based compensation	(2,366)	(6,699)	(9,699)	(15,683)
Transition and integration costs	(6,310)	(3,737)	(7,976)	(8,238)
Earnout amortization	(433)	(775)	(1,207)	(1,549)
CEO transition cash costs	1,600	—	975	—
Remeasurement of contingent consideration	(282)	(398)	(1,172)	(74)
Gain on settlement of acquired receivable	—	2,537	—	2,537
Non-GAAP Selling, General and Administrative Expenses	$35,166	$36,669	$74,960	$76,683

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Total operating costs and expenses	$181,623	$199,815	$380,500	$410,924
Depreciation	(5,773)	(5,382)	(10,914)	(10,854)
Amortization of intangible assets	(40,809)	(41,678)	(82,221)	(83,378)
Restructuring and asset impairment charges	(1,101)	(9,374)	(5,647)	(13,913)
Equity-based compensation	(6,731)	(11,749)	(18,755)	(25,774)
Transition and integration costs	(7,041)	(5,108)	(9,451)	(12,307)
Earnout amortization	(536)	(959)	(1,494)	(1,917)
CEO transition cash costs	1,600	—	975	—
Remeasurement of contingent consideration	(281)	(398)	(1,171)	(74)
Gain on settlement of acquired receivable	—	2,537	—	2,537
Non-GAAP Total COGS and OpEx	$120,951	$127,704	$251,822	$265,244

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Operating (loss) income	$(8,763)	$8,743	$(17,803)	$3,398
Depreciation	5,773	5,382	10,914	10,854
Amortization of intangible assets	40,809	41,678	82,221	83,378
Restructuring and asset impairment charges	1,101	9,374	5,647	13,913
Equity-based compensation	6,731	11,749	18,755	25,774
Transition and integration costs	7,041	5,108	9,451	12,307
Earnout amortization	536	959	1,494	1,917
CEO transition cash costs	(1,600)	—	(975)	—
Remeasurement of contingent consideration	281	398	1,171	74
Gain on settlement of acquired receivable	—	(2,537)	—	(2,537)
Adjusted EBITDA	$51,909	$80,854	$110,875	$149,078

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Interest expense	$(12,171)	$(10,573)	$(23,805)	$(20,837)
Accretion of contingent consideration	114	213	192	368
Amortization of note issuance costs	569	528	1,128	1,050
Amortization of convertible note discount	3,292	3,143	6,546	6,249
Reclassify current period cost of interest rate swaps	(938)	(2,266)	(2,321)	(4,508)
Non-GAAP Interest Expense	$(9,134)	$(8,955)	$(18,260)	$(17,678)